Exhibit 99.1

            IMMUNOMEDICS, INC. ANNOUNCES EXTENSION OF EXCHANGE OFFER

IMMUNOMEDICS, INC.
Nasdaq NMS: IMMU

August 3, 2005

5% Senior Convertible Notes due 2008 (Cusip#: 452907AG3, the "Notes") and Related Common Stock Warrants (Cusip#: 452907140, the "Warrants)

NOTICE IS HEREBY GIVEN that Immunomedics, Inc. extends the tender period of its Exchange Offer to the holders of the Notes and Warrants listed above. The Exchange Offer, which commenced on July 5, 2005, will now expire at 5 p.m. (Eastern daylight time) on Thursday, August 18, 2005. The right to withdraw tendered securities expires at 11:59 p.m. (Eastern daylight time) today, August 3, 2005. To date, $1,500,000 face value of Notes and Warrants to purchase 114,585 shares of common stock have been tendered in the Exchange Offer.

The full terms and conditions of the Exchange Offer are set out in the Amended and Restated Exchange Offer Memorandum dated July 19, 2005.